Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED
CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2004, relating to the consolidated financial statements of ILX Resorts Incorporated and Subsidiaries (the "Company"), which appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.  We also consent to the reference to us under the heading “Experts” in this Registration Statement.

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
November 9, 2004

NY2-512667